As filed with the Securities and Exchange Commission on August 1, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION (Exact name of registrant as specified in its charter)	BAC CAPITAL TRUST XII (Exact name of registrant as specified in certificate of trust)
Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)
56‑0906609 (IRS Employer Identification No.)	20-7020697 (IRS Employer Identification No.)
BANK OF AMERICA CORPORATION Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)

              Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 6⅞% Capital Securities of BAC Capital Trust XII (and the Guarantee related thereto)	Name of each exchange on which each class is to be registered New York Stock Exchange

                If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  /x/

                If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /  /

                Securities Act registration statement file numbers to which this form relates: 333-123714 and 333-123714-02

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.  Description of Registrant's Securities to be Registered

             The securities to be registered hereby are (i) the 6⅞% Capital Securities (the "Capital Securities") of BAC Capital Trust XII (the "Trust"), a Delaware statutory trust, and (ii) the guarantee related thereto by Bank of America Corporation (the "Corporation"), a Delaware corporation.  The Capital Securities represent undivided preferred beneficial interests in the Trust and are guaranteed by the Corporation, to the extent set forth in the form of Capital Securities Guarantee Agreement of the Corporation (the "Capital Securities Guarantee").  The form of Capital Securities Guarantee is incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No. 333-123714) filed by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") on March 31, 2005 (as amended, the "1933 Act Registration Statement").  For a description of the Capital Securities and the Capital Securities Guarantee covered by the 1933 Act Registration Statement, see the descriptions under the captions "Description of Capital Securities," "Description of Junior Subordinated Notes" and "Description of Guarantee" in the prospectus that constitutes part of the 1933 Act Registration Statement, including the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on July 27, 2006 (as supplemented, the "Prospectus").  The Prospectus is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit No.	Description and Method of Filing
1	1933 Act Registration Statement, incorporated herein by reference.
2	Certificate of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.6 to the 1933 Act Registration Statement.
3	Declaration of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.12 to the 1933 Act Registration Statement.
4	Form of Amended and Restated Declaration of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.13 to the 1933 Act Registration Statement.
5	Form of Capital Securities Guarantee, incorporated herein by reference to Exhibit 4.18 to the 1933 Act Registration Statement.
6	Restated Indenture, incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-70984).
7	Form of Supplemental Indenture, incorporated herein by reference to Exhibit 4.15 to the 1933 Act Registration Statement.
8	Form of Capital Security (included in Exhibit 4).

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SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 1, 2006.

BANK OF AMERICA CORPORATION By: /s/ KAREN A. GOSNELL Karen A. Gosnell Senior Vice President
BAC CAPITAL TRUST XII By: /s/ JAMES T. HOUGHTON James T. Houghton Regular Trustee
By: /s/ KAREN A. GOSNELL Karen A. Gosnell Regular Trustee

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